                           SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                             Exchange Act of 1934

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement

[_] Confidential, for Use Of the Commission Only (as permitted by Rule 14a-6(e)(2))

[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material under Section 240.14a-12

                             QUALSTAR CORPORATION
--------------------------------------------------------------------------------
               (Name of Registrant as Specified in Its Charter)

                                      N/A
--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:

     -------------------------------------------------------------------------


     (2) Aggregate number of securities to which transaction applies:

     -------------------------------------------------------------------------


     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     -------------------------------------------------------------------------


     (4) Proposed maximum aggregate value of transaction:

     -------------------------------------------------------------------------


     (5) Total fee paid:

     -------------------------------------------------------------------------

[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

     -------------------------------------------------------------------------


     (2) Form, Schedule or Registration Statement No.:

     -------------------------------------------------------------------------


     (3) Filing Party:

     -------------------------------------------------------------------------


     (4) Date Filed:

     -------------------------------------------------------------------------

                              [QUALSTAR LOGO]



                               October 27, 2000

Dear Shareholder:


     You are cordially invited to attend the 2000 Annual Meeting of Shareholders of Qualstar Corporation to be held on Tuesday, December 12, 2000, at the Marriott Warner Center Hotel located at 21850 Oxnard Street, Woodland Hills, California 91367, beginning at 9:00 a.m. Pacific Time.

     At this meeting you will be asked to elect six directors to serve a term of one year. We urge you to read the attached Notice of Annual Meeting and Proxy Statement, which contains detailed information about management's nominees and other matters related to the Annual Meeting. In addition to the formal business to be conducted, management will report on developments of the past year and respond to questions and comments of general interest to shareholders.

     It is important that your shares be represented. Therefore, even if you presently plan to attend the Annual Meeting, please complete, sign and date and promptly return the enclosed proxy card in the envelope provided. If you do attend the Annual Meeting and wish to vote in person, you may withdraw your proxy at that time.

     I look forward to seeing you at the Annual Meeting.

                              Sincerely,


                              /s/ William J. Gervais

                              William J. Gervais
                              Chief Executive Officer and President

                              QUALSTAR CORPORATION
                            6709 Independence Avenue
                         Canoga Park, California 91303

                      ___________________________________

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                          To be Held December 12, 2000
                       __________________________________

     NOTICE IS HEREBY GIVEN that Qualstar's Annual Meeting of Shareholders (the "Annual Meeting") will be held at the Marriott Warner Center Hotel located at 21850 Oxnard Street, Woodland Hills, California 91367, on Tuesday, December 12, 2000, at 9:00 a.m. Pacific Time, for the following purposes:

     1. To elect six directors to serve one year terms expiring at the Annual Meeting of Shareholders to be held in 2001, or until their successors have been duly elected and qualified; and

     2. To transact any other business as may properly come before the Annual Meeting and any adjournment thereof.

     Shareholders of record at the close of business on October 23, 2000, are entitled to notice of, and to vote at, the Annual Meeting and any adjournment thereof. All shareholders are cordially invited to attend the Annual Meeting in person.

                                        By Order of the Board of Directors

                                        /s/ Richard A. Nelson

                                        Richard A. Nelson
                                        Secretary

Canoga Park, California
October 27, 2000

--------------------------------------------------------------------------------
YOUR VOTE IS IMPORTANT. THEREFORE, WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING YOU SHOULD COMPLETE, SIGN AND DATE THE ENCLOSED PROXY CARD, AND RETURN IT IN THE PREADDRESSED ENVELOPE PROVIDED. NO POSTAGE IS NECESSARY IF MAILED IN THE UNITED STATES.
--------------------------------------------------------------------------------

                              QUALSTAR CORPORATION
                            6709 Independence Avenue
                         Canoga Park, California 91303

                               ----------------
                                PROXY STATEMENT
                               ----------------


                         ANNUAL MEETING OF SHAREHOLDERS
                          To Be Held December 12, 2000

General Information

     This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Qualstar Corporation, a California corporation, for use at the Annual Meeting of Shareholders of the Company to be held on Tuesday, December 12, 2000, at 9:00 a.m. Pacific Time. The Annual Meeting will be held at the Marriott Warner Center Hotel located at 21850 Oxnard Street, Woodland Hills, California 91367. This Proxy Statement and the accompanying proxy are first being mailed to shareholders on or about October 27, 2000.

Voting and Solicitation of Proxies

     On October 23, 2000, the record date with respect to this solicitation, 12,546,751 shares of the our common stock were outstanding. No other securities are entitled to vote at the Annual Meeting. Only shareholders of record on such date are entitled to notice of and to vote at the Annual Meeting and at any adjournment thereof. Each shareholder of record is entitled to one vote for each share held as of the record date on all matters to come before the Annual Meeting and at any adjournment thereof.

     Quorum. The holders of a majority of the outstanding shares of our common stock, present in person or by proxy and entitled to vote, will constitute a quorum at the Annual Meeting. We count proxies marked "withhold authority" as to any director nominee or "abstain" as to a particular proposal as well as broker non-votes for purposes of determining the presence or absence of a quorum at the Annual Meeting for the transaction of business.

     Vote Required. The six director nominees receiving the highest number of affirmative votes of the shares present or represented by proxy and entitled to vote will be elected as directors. Accordingly, proxies marked "withhold authority" and broker non-votes will have no effect in determining which directors receive the highest number of votes. The approval of any other matter that properly comes before the Annual Meeting will require the affirmative votes of a majority of the shares present or represented and entitled to be voted at the Annual Meeting.

     The shares represented by all valid proxies received will be voted in accordance with the instructions specified therein. Unless otherwise directed in the proxy, the persons named therein will vote FOR the election of each of the director nominees named below. As to any other business that may properly come before the Annual Meeting, the persons named in the enclosed proxy will vote in accordance with their best judgment. We presently do not know of any other business which will be presented for consideration at the Annual Meeting.

     Solicitation. Proxies for use at the Annual Meeting are being solicited by our Board of Directors. Proxies will be solicited principally by mail. If desirable, to ensure a quorum at the Annual Meeting, our officers, directors, agents and employees may contact shareholders, banks, brokerage houses and others, by telephone, facsimile or in person to request that proxies be furnished. Qualstar will bear all expenses incurred in connection with this solicitation. These costs include reimbursements to banks, brokerage houses and other custodians, nominees and fiduciaries for their reasonable expenses in forwarding proxy materials to beneficial owners of our common stock. However, officers, directors and employees will not receive additional compensation for these services.

Revocability of Proxies

     An executed proxy may be revoked at any time before its exercise by delivering to the Secretary of Qualstar a written notice of revocation or a duly executed proxy bearing a later date. Prior to the date of the Annual Meeting, any notice of revocation or subsequent proxy must be delivered to our Secretary at 6709 Independence Avenue, Canoga Park, California 91303, the principal executive office of Qualstar. On the date of the Annual Meeting, such notice or subsequent proxy should be delivered in person at the Annual Meeting prior to the time of the vote. Accordingly, the execution of the enclosed proxy will not affect a shareholder's right to vote in person should such shareholder find it convenient to attend the Annual Meeting and desire to vote in person, so long as the shareholder has revoked his or her proxy prior to its exercise in accordance with these instructions.

                             ELECTION OF DIRECTORS

                                  (Proposal 1)

     In accordance with Qualstar's bylaws, the number of directors constituting the Board of Directors is currently fixed at six. All six directors are to be elected at the 2000 Annual Meeting and will hold office until the 2001 Annual Meeting and until their respective successors are elected and have qualified.
It is intended that the persons named in the enclosed proxy will, unless such authority is withheld, vote for the election of the six nominees proposed by the Board. In the event that any of them should become unavailable prior to the Annual Meeting, the proxy will be voted for a substitute nominee or nominees designated by the Board, or the number of directors may be reduced accordingly. All of the nominees named below have consented to being named herein and to serve if elected. The Board has no reason to believe that any of the nominees will be unable to serve.

     The following table provides information regarding the nominees, their ages, the year in which each first became a director of Qualstar, their principal occupations or employment during the past five years, directorships held with other public companies, and other biographical data:

                                   Business Experience During Last
Name and Age                      Five Years and Other Directorships
------------                      ----------------------------------

William J. Gervais (57)  William J. Gervais is a founder of Qualstar, has been our President and a director since our inception in 1984, and was elected Chief Executive Officer in January 2000. From 1984 until January 2000, Mr. Gervais also served as our Chief Financial Officer. From 1981 until 1984, Mr. Gervais was President of Northridge Design Associates, Inc., an engineering consulting firm. Mr. Gervais was a co-founder, and served as Engineering Manager from 1976 until 1981, of Micropolis Corporation, a former manufacturer of hard disk drives. Mr. Gervais earned a B.S. degree in Mechanical Engineering from California State Polytechnic University in 1967.

Richard A. Nelson  (57)  Richard A. Nelson is a founder of Qualstar and has been our Vice President of Engineering, Secretary and a director since our inception in 1984. From 1974 to 1984, Mr. Nelson was self employed as an engineering consultant specializing in microprocessor technology. Mr. Nelson earned a B.S. in Electronic Engineering from California State Polytechnic University in 1966.

Bruce E. Gladstone (65)  Bruce E. Gladstone has been a director of Qualstar since 1994. Since April 2000, Mr. Gladstone has served as Executive Vice President of 2KSounds, Inc., a company engaged in the production and distribution of music. In 1997, Mr. Gladstone was a co-founder of ComCore Semiconductor, a fabless semiconductor company, and served as its Vice President and as a director from 1997 until its sale in 1998. From 1996 until 1997, Mr. Gladstone was a consultant in the area of high technology startup companies. In 1990, Mr. Gladstone co-founded Chronology Corporation, a company that provides tools for electronic engineers, and served as an executive officer and director from 1990 until 1995. During the period 1974 through 1990, Mr. Gladstone founded and served as chief executive officer and president of three companies providing electronic engineering and software development tools. Mr. Gladstone began his career in electrical engineering and received B.S. and M.S. degrees in Engineering from the University of California, Los Angeles in 1957 and 1962.

Robert E. Rich (50)      Robert E. Rich has served as a director of Qualstar
                         since January 2000. Mr. Rich has been engaged in the private practice of law since 1975 and has been a shareholder of Stradling Yocca Carlson & Rauth, legal counsel to Qualstar, since 1984. Mr. Rich received a B.A. degree in Economics from the University of California, Los Angeles in 1972 and his J.D. degree from the University of California, Los Angeles in 1975.

Trude C. Taylor (78)     Trude C. Taylor served as a director of Qualstar from
                         October 1989 until December 1995, and rejoined our board in January 2000. Since 1984, Mr. Taylor has been a principal of TC Associates, a private investment firm. Mr. Taylor served as Chairman of the Board, Chief
                         Executive Officer and a director of Zehntel
                         Corporation, an automatic electronic test equipment manufacturer, from 1984 until 1988. Mr. Taylor was a founder and served as Chief Executive Officer, President and a director of EM&M Corporation, a computer components and memory products company, from 1961 until 1984, and served as its Chairman of the Board from 1984 until 1986. Mr. Taylor served on the board of directors of Xylan Corporation until it was acquired by Alcatel S.A. in 1999, and currently serves on the board of directors of Plantronics, Inc. Mr.
                         Taylor also serves as a trustee of Harvey Mudd College, and as an arbitrator for the New York Stock Exchange and the National Association of Securities Dealers,
                         Inc. Mr. Taylor received a B.S. degree in Mechanical
                         Engineering from the University of California, Los
                         Angeles in 1949, and an M.B.A. degree from Harvard
                         University in 1951.

Robert T. Webber (59)    Robert T. Webber has served as a director of Qualstar
                         since January 2000. Prior to his retirement in 1999, Mr. Webber was employed for 32 years by Lockheed-Martin
                         Skunk Works and its
                       predecessors, where he served in various positions, most recently as Chief Engineer and Division Manager for the Systems Requirements & Analysis Division. Mr. Webber currently serves on the executive board of the National Defense Industrial Association's Combat Survivability Division, a professional trade association. Mr. Webber received a B.S. degree in Engineering from the University of California, Los Angeles in 1963 and an M.B.A. degree from Pepperdine University in 1971.

               INFORMATION REGARDING THE BOARD AND ITS COMMITTEES

Board Committees and Meetings

     During the fiscal year ended June 30, 2000, our Board of the Directors met two times. Each incumbent director attended at least 75% of the aggregate of all meetings of the Board of Directors and the committees of the Board, if any, on which he served during fiscal 2000, except Richard A. Nelson, who was unable to attend one Board meeting. There are no family relationships among any of the directors or executive officers of Qualstar.

     Our Board has two committees: the Audit Committee and the Compensation Committee.

     The Audit Committee is comprised of Bruce E. Gladstone, Trude C. Taylor and Robert T. Webber. The Audit Committee oversees management's fulfillment of its financial reporting and disclosure responsibilities and its maintenance of an appropriate internal control system. It also recommends the appointment of our independent public accountants and oversees the activities of our financial reporting function. All members of the Audit Committee are non-employee directors and satisfy Securities and Exchange Commission and National Association of Securities Dealers, Inc. standards with respect to independence, financial expertise and experience.

     The Audit Committee has a written charter that specifies its responsibilities and the Audit Committee believes that it fulfills its charter. The Board of Directors, upon the recommendation of the Audit Committee, approved the charter in response to the audit committee requirements recently adopted by the Securities and Exchange Commission and the National Association of Securities Dealers, Inc.

     The Audit Committee, which was appointed in February 2000, held only one meeting during fiscal 2000. To ensure independence, the Audit Committee also meets separately with our independent public accountants and members of management.

     The Compensation Committee is comprised of Bruce E. Gladstone, Trude C. Taylor and Robert T. Webber. The Compensation Committee reviews and recommends the salaries and bonuses of our executive officers, establishes compensation and incentive plans for our executive officers, and determines other fringe benefits. The Compensation Committee, which was appointed in February 2000, did not meet during fiscal 2000.

     We do not have a nominating committee. Instead, the Board, as a whole, identifies and screens candidates for membership on the Board.

Compensation of Directors

     Each of our non-employee directors receives $1,500 per quarter as compensation for his service on the Board, and is reimbursed for expenses incurred in connection with attendance at Board meetings. We have in the past granted non-employee directors options to purchase shares of our common stock pursuant to our 1985 Stock Option Plan. Directors are eligible to receive options and rights to purchase restricted stock under our 1998 Stock Incentive Plan. In January 2000, we granted to each of our four non-employee directors the right to purchase 54,000 shares of restricted stock at a price of $2.78 per share, which each director purchased with a full-recourse promissory note. We have the right to repurchase a director's restricted shares at the original purchase price upon termination of his service for any reason. Our repurchase right lapses and the director's shares vest at the rate of 25% per year of service following the date of grant.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth information with respect to the beneficial ownership of our common stock as of October 23, 2000 for:

     . each person (or group of affiliated persons) who we know beneficially owns more than 5% of our common stock;

     .    each of our directors and nominees for election to the Board;

     .    each of the named executive officers; and

     .    all of our directors and executive officers as a group.

     Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and includes voting and investment power with respect to shares. Except as indicated by footnote, the persons named in the table have sole voting and sole investment control with respect to all shares beneficially owned, subject to community property laws where applicable. Shares of common stock subject to options currently exercisable or exercisable within 60 days of October 23, 2000, are deemed outstanding for computing the percentage of the person holding such options, but are not deemed outstanding for computing the percentage of any other person. The address for those individuals for which an address is not otherwise indicated is: c/o Qualstar Corporation, 6709 Independence Avenue, Canoga Park, California 91303.

                                                                         Shares Beneficially         Percent of Shares
                      Name of Beneficial Owner                                  Owned                   Outstanding
---------------------------------------------------------------------   ---------------------       -------------------
William J. Gervais...................................................         3,119,850                    24.9%
Richard A. Nelson....................................................         2,247,750                    17.9%
Daniel O. Thorlakson.................................................           548,100                     4.4%
Robert K. Covey......................................................           194,400                     1.6%
Bruce E. Gladstone(1)................................................            54,000                     0.4%
Robert E. Rich(1)....................................................           131,400                     1.0%
Trude C. Taylor(1)...................................................           201,920                     1.6%
Robert T. Webber(1)..................................................           108,000                     0.9%
All directors and officers as a group (9 persons)(2).................         6,620,420                    52.8%

_______________________
(1) Includes 54,000 shares that we have the right to repurchase if the shareholder's service on our board of directors terminates. Our repurchase right lapses in four equal annual installments commencing January 14, 2001.

(2) Includes an aggregate of 216,000 shares subject to a right of repurchase in favor of Qualstar which lapses in four equal annual installments commencing January 14, 2001.

                             EXECUTIVE COMPENSATION

     The following table summarizes all compensation earned by our Chief Executive Officer and the three other most highly compensated executive officers whose total salary and bonus exceeded $100,000 for services rendered in all capacities to us during the fiscal year ended June 30, 2000. These individuals are referred to as our named executive officers in other parts of this proxy statement. The amounts shown below under "All Other Compensation" represent matching contributions under our 401(k) plan.

                           Summary Compensation Table


                                          Annual Compensation       Long Term Compensation Awards
                                     ---------------------------- ----------------------------------
    Name and Principal Position       Year  Salary ($)  Bonus ($)  Securities Underlying Options (#)  All Other Compensation ($)
---------------------------------    ----- ----------- ---------- ---------------------------------- ---------------------------
William J. Gervais                    2000   $151,200    $40,000                    --                            --
   Chief Executive Officer            1999    138,400     25,000                    --                            --
   and President

Richard A. Nelson                     2000    136,080     20,000                    --                        $1,376
   Vice President of Engineering      1999    126,720     15,000                    --                         1,354

Daniel O. Thorlakson                  2000    172,800     25,000                    --                         1,444
   Vice President of Operations       1999    155,600     20,000                    --                         1,434

Robert K. Covey                       2000    155,520     15,000                    --                         1,481
   Vice President of Marketing        1999    152,540     10,000                    --                         1,483

Option Grants

     We did not grant any stock options to our named executive officers during the fiscal year ended June 30, 2000. On January 14, 2000, we granted options to four of our employees to purchase a total of 137,700 shares of our common stock at an exercise price of $2.78 per share, which was the fair market value of our common stock on the date of grant as determined by our Board of Directors. This amount includes an option to purchase 97,200 shares granted to our Chief Financial Officer, Matthew Natalizio, who became an employee of Qualstar on January 10, 2000. These options were granted under our 1998 Stock Incentive Plan, have a term of ten years and vest at a rate of 25% per year over four years following the date of grant.

Options Exercised and Fiscal Year-End Values

     The following table sets forth information regarding options exercised by our named executive officers during the fiscal year ended June 30, 2000. None of our named executive officers held any options as of June 30, 2000.

                Aggregated Option Exercises in Last Fiscal Year
                       and Fiscal Year-End Option Values

                          Number of                         Number of Securities           Value of Unexercised
                           Shares                          Underlying Unexercised        In-the-Money Options at
                          Acquired          Value         Options at June 30, 2000            June 30, 2000
         Name            on Exercise    Realized/(1)/  Exercisable     Unexercisable   Exercisable   Unexercisable
-------------------   ---------------- -------------- -------------   --------------- ------------- ----------------

William J. Gervais               --             --              --                --         --                --
Richard A. Nelson                --             --              --                --         --                --
Daniel O. Thorlakson             --             --              --                --         --                --
Robert K. Covey             194,400       $489,600              --                --         --                --

___________________
(1) The value realized is based on the fair market value of the common stock on the date of exercise, minus the exercise price.

Compensation Committee Interlocks and Insider Participation in Compensation Decisions

     Prior to establishing the Compensation Committee of our Board of Directors in February 2000, our Board of Directors as a whole performed the functions delegated to the Compensation Committee. No executive officer serves as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving on our Board of Directors.

                    REPORT OF THE COMPENSATION COMMITTEE AND
                THE BOARD OF DIRECTORS ON EXECUTIVE COMPENSATION

Introduction

     The Compensation Committee of the Board of Directors was appointed in February 2000 and held its first meeting in July 2000 to review and approve executive officer bonuses for the fiscal year ended June 30, 2000. Prior to the appointment of the Compensation Committee, matters related to executive officer compensation were determined by William J. Gervais, Qualstar's Chief Executive Officer, and approved by the full Board. In the future, decisions regarding executive officer compensation will be made by the Compensation Committee, which is composed of three non-employee directors. The following report is submitted by the Compensation Committee and the full Board of Directors.

Compensation Philosophy

     Qualstar's compensation program is intended to attract, retain, motivate and reward highly qualified executives who are expected to manage both the short-term and long-term success of Qualstar. The level of compensation that is paid to executive officers is based on both the performance of Qualstar and the individual officer. Qualstar's performance is judged primarily upon the results and profitability for the immediately preceding fiscal year. Individual performance is measured based on an evaluation of the executive officer's particular responsibilities, his performance in relation to specific goals established in the prior year or years, and his general management skills.

Compensation Program

     Qualstar's compensation program for executive officers consists of cash compensation, both fixed and variable, and, if the situation warrants, equity based compensation. The principal elements of this program are the following:

     Salary. The base salary component of an executive officer's compensation is intended to reward the executive for normal levels of performance, as opposed to the bonus component which is intended to compensate for performance exceeding expected levels. When reviewing base salaries, the Committee will consider the following factors: (1) individual performance, (2) the performance of Qualstar and the extent to which the executive contributed to that performance, and (3) the executive's level of responsibility and prior experience. The Committee will also review published information regarding the compensation of executives at companies comparable to Qualstar to ascertain whether or not Qualstar's compensation rates are both competitive and reasonable. Lastly, the CEO's evaluation of the performance and his recommendation regarding the compensation of other executive officers is also considered.

     Bonus Compensation. Based on the quality of Qualstar's financial performance over time and over the immediately preceding year, as well as the qualitative performance of each individual executive officer, the Committee determines whether a cash bonus should be awarded to an executive and, if so, also the amount of the bonus to be awarded. The recommendation of the CEO is also considered in determining the amount of any bonus.

     The Compensation Committee met in July 2000 to determine and award bonuses to executive officers for their performance during the fiscal year ended June 30, 2000. The bonus awarded to Mr. Gervais reflects the strong financial performance of Qualstar during fiscal 2000 and Mr. Gervais' substantial contribution to the successful completion of Qualstar's initial public offering.

     Stock Options. In order to align the financial interests of executive officers with those of the shareholders, the Board of Directors grants stock options to its executives on a periodic basis. Options are granted with an exercise price equal to the market value of Qualstar's shares on the date of grant. Since the financial reward provided by stock options will be dependent on appreciation in the market value of Qualstar's shares, stock options effectively reward executives only for performance that results in improved market performance of our common stock, which directly benefits all shareholders. Generally, the number of shares included in each stock option grant is determined based on an evaluation of the executive's importance to the future performance of Qualstar, as well as his past performance. Options are granted on terms that provide that they will become exercisable (or "vest") in annual or other periodic installments (such as, for example, 25% per year over four years), so that if an executive's employment is terminated, whether by Qualstar or by the executive, prior to the full vesting of the options, the unvested portion terminates automatically, thereby creating an incentive for the executive to remain in Qualstar's employ for at least the vesting period.

       Members of the Board of Directors   Members of the Compensation Committee

       William J. Gervais                  Bruce E. Gladstone
       Richard A. Nelson                   Trude C. Taylor
       Bruce E. Gladstone                  Robert T. Webber
       Robert E. Rich
       Trude C. Taylor
       Robert T. Webber

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     In January 2000 each of our four non-employee directors purchased 54,000 shares of restricted stock pursuant to our 1998 Stock Incentive Plan at a price of $2.78 per share, which was the fair market value of our stock on the date of grant as determined by our board of directors. Each director paid for his shares with a full-recourse promissory note in the amount of $150,000, secured by a pledge of the purchased shares. Payments of principal on the notes are due in four equal annual installments commencing on the second anniversary of the date of the note. Interest on the notes accrues at the rate of 6.21%, and is payable annually.

                         STOCK PRICE PERFORMANCE GRAPH

     Qualstar first offered shares of its common stock to the public on June 23, 2000 at a price of $7.00 per share. Our stock traded for only six days between the date of the initial public offering and June 30, 2000, the end of our fiscal year. We do not believe that a graph comparing the performance of our stock to the performance of a broad-based market index or to a peer group index for a six-day period would be meaningful. Accordingly, we have not included a stock price performance graph in this proxy statement.

                             SHAREHOLDER PROPOSALS

Proposals to be Included in Our Proxy Statement

     A shareholder who wishes to have a proposal considered for inclusion in our proxy statement for action at the 2001 Annual Meeting of Shareholders must comply with the requirements of Rule 14a-8 under the Securities Exchange Act of 1934. The proposal must be in writing and be received by the Secretary of Qualstar at our principal place of business no later than June 29, 2001.

Advance Notice Procedures

     If a shareholder desires to have a proposal acted upon at the 2001 Annual Meeting of Shareholders that is not included in our proxy statement in accordance with SEC Rule 14a-8, or if a shareholder desires to nominate someone for election to our Board of Directors, the shareholder must follow the procedures outlined in our bylaws. Our bylaws provide that in order for a shareholder proposal to be considered at an annual meeting of shareholders, written notice of the proposal must be received by the Secretary of Qualstar generally not less than 60 days nor more than 90 days prior to the anniversary of the preceding year's annual meeting of shareholders. The notice must contain information required by our bylaws, including a description of the proposal and any material interest of the shareholder relating to such proposal.

     In order to nominate someone for election to our Board of Directors at an annual meeting of shareholders, written notice of the proposed nomination must be received by the Secretary of Qualstar not less than 60 days nor more than 90 days prior to the anniversary of the preceding year's annual meeting of shareholders. The notice must contain information required by our bylaws regarding the shareholder and the nominee, as well as information required to be included in a proxy statement by SEC rules and regulations.

     Accordingly, in order for a shareholder proposal or nomination to be considered at the 2001 Annual Meeting of Shareholders, a written notice of the proposal or the nomination, which includes the information required by our bylaws, must be received by the Secretary of Qualstar between September 13, 2001 and October 13, 2001.

     A copy of the full text of the bylaw provisions containing the advance notice procedures described above may be obtained upon written request to the Secretary of Qualstar at our principal place of business.


                         INDEPENDENT PUBLIC ACCOUNTANTS

     Ernst & Young LLP, independent public accountants, audited Qualstar's financial statements for the fiscal year ended June 30, 2000. Representatives of Ernst & Young LLP will be present at the Annual Meeting to respond to appropriate questions and will be given an opportunity to make a statement if they so desire.

      COMPLIANCE WITH SECTION 16(A) OF THE SECURITIES EXCHANGE ACT OF 1934

     Section 16(a) of the Securities Exchange Act of 1934, as amended, requires Qualstar's executive officers and directors, and persons who beneficially own more than ten percent of Qualstar's common stock, to file initial reports of ownership and reports of changes in ownership with the SEC and the National Association of Securities Dealers, Inc. Executive officers, directors and persons who beneficially own more than ten percent of Qualstar's common stock are required by SEC regulations to furnish Qualstar with copies of all Section 16(a) forms they file.

     Based solely upon our review of the copies of reporting forms furnished to Qualstar, and written representations that no other reports were required, we believe that all filing requirements under Section 16(a) of the Securities Exchange Act of 1934 applicable to directors, officers and any persons holding more than ten percent of Qualstar's common stock with respect to the fiscal year ended June 30, 2000, were satisfied on a timely basis.

October 27, 2000                            By Order of the Board of Directors


                                            /s/ Richard A. Nelson

                                            Richard A. Nelson
                                            Secretary

PROXY
                              QUALSTAR CORPORATION
                            6709 Independence Avenue
                         Canoga Park, California 91303

    THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF QUALSTAR
                                  CORPORATION.

The undersigned hereby appoints William J. Gervais and Richard A. Nelson, and each of them individually, the attorney, agent and proxy of the undersigned, with full power of substitution, to vote all the shares of QUALSTAR CORPORATION which the undersigned is entitled to vote at the 2000 Annual Meeting of Shareholders to be held at the Marriott Warner Center Hotel located at 21850 Oxnard Street, Woodland Hills, California, 91367 on December 12, 2000, at 9:00 a.m. Pacific Time, and at any and all adjournments or postponements thereof, as follows:

1. Election of Directors:
  [_] FOR                                 [_] WITHHOLD AUTHORITY
   all nominees listed below (except        to vote for all nominees listed
   as indicated to the contrary below)      below
   William J. Gervais, Richard A. Nelson, Bruce E. Gladstone, Robert E. Rich,
                     Trude C. Taylor, and Robert T. Webber

  (INSTRUCTIONS: To withhold authority to vote for any nominee, print that nominee's name in the space provided below.)

This Proxy when properly executed will be voted in the manner directed above. If no direction is given, this Proxy will be voted FOR the election of the nominees listed above.

  -----------------------------------------------------------------------------

       IMPORTANT--PLEASE SIGN AND DATE ON OTHER SIDE AND RETURN PROMPTLY

This Proxy confers discretionary authority to vote on any other matters as may properly come before the meeting. The undersigned acknowledges receipt of the Notice of Annual Meeting of Shareholders and Proxy Statement dated October 27, 2000.

Please date this Proxy and sign it exactly as your name or names appear hereon. When shares are held by two or more persons, both should sign. When signing as an attorney, executor, administrator, trustee or guardian, please give full title as such. If shares are held by a corporation, please sign in full corporate name by the President or other authorized officer. If shares are held by a partnership, please sign in partnership name by an authorized person.

                                                      Dated: ____ , 2000

                                                      _________________________
                                                      Signature

                                                      _________________________
                                                      Signature if held
                                                      jointly


                                                      Please mark, sign, date
                                                      and return this Proxy
                                                      promptly using the
                                                      enclosed envelope. If
                                                      your address is
                                                      incorrectly shown,
                                                      please print changes.